Exhibit 99.1

Cash America Announces Fourth Quarter Earnings and Declares Dividend

FORT WORTH, Texas--(BUSINESS WIRE)--January 27, 2011--Cash America International, Inc. (NYSE: CSH) reported today that its fourth quarter ended December 31, 2010 net income attributable to the Company increased to $34,705,000 ($1.10 per share) compared to $33,683,000 ($1.09 per share) for the fourth quarter of 2009. Included in the results for the fourth quarter are approximately $3.2 million ($2.0 million net of tax), of expense items from the closing of locations and related costs at the Company’s Mexico subsidiary, Prenda Fácil, and unusual expenses associated with the abrupt interruption of the MLOC loan product early in the fourth quarter. Excluding these unusual expense items would increase fourth quarter 2010 non-GAAP net earnings of the Company to $36,704,000 ($1.17 per share).

Consolidated total revenue of the Company increased 14% in the fourth quarter of 2010 to $368.8 million, up from $323.7 million in the same period in 2009. Revenue from the Company’s loan products driven by higher balances outstanding contributed the largest portion of the increase. Pawn loan balances ended the period up 16% and the consolidated balances from consumer loans ended the period up 28% contributing to the growth in total revenue during the fourth quarter. Merchandise sales rose 10% in the fourth quarter of 2010 compared to the same period in 2009 adding to the top line revenue growth for the period. Consumer loan fees increased 21%, to $131.8 million in the fourth quarter of 2010 compared to the prior year, as the Company’s E-commerce segment recorded a 33% increase in revenues led by a doubling of revenue in its foreign online lending business.

The Company completed the acquisition of substantially all of the assets of Maxit Financial, LLC (“Maxit”), a 39 store chain of pawn lending locations based in Seattle, Washington, during the fourth quarter of 2010. Expenses associated with the acquisition of approximately $1.3 million ($0.9 million net of tax) were incurred during the fourth quarter, which limited the incremental contribution of these stores to the consolidated results of the Company. These additional expense items are not included in the $3.2 million of charges mentioned in the first paragraph.

Commenting on the results of the quarter, Daniel R. Feehan, President and Chief Executive Officer of Cash America said, “While we incurred some unusual expense items during the quarter which restrained the growth in earnings, these items were overshadowed by the significant growth in lending assets during the period. The Company continues to experience success in our foreign online lending activities as loan growth is contributing to revenue expansion. Also, we view the addition of the large chain of pawn lending locations in the Pacific Northwest to be an important strategic asset for many years to come. Both of these items and the growth from our core lending businesses position us well as we enter 2011.”

Cash America finished fiscal year 2010 with a 20% increase in net income, to $115,538,000 ($3.67 per share), compared to $96,678,000 ($3.17 per share) for the same twelve month period of 2009. Total revenue for the fiscal year ended December 31, 2010, increased 15% to $1.29 billion, up from $1.12 billion during the same period in 2009.

Cash America will conduct a conference call to discuss its fourth quarter earnings on Thursday, January 27, 2011, at 7:00 AM CST. A live web cast of the call will be available on the Company’s corporate web site in the Investor Relations section (www.cashamerica.com). To listen to the live call, please go to the web site at least fifteen minutes early to register, download, and install any necessary audio software.

Additionally, the Company announced that the Board of Directors, at its regularly scheduled quarterly meeting, declared a $0.035 (3.5 cents) per share cash dividend on common stock outstanding. The dividend will be paid at the close of business on February 23, 2011 to shareholders of record on February 9, 2011.

Outlook for the First Quarter of 2011 and the 2011 Fiscal Year

Management believes that the opportunities for sustained growth in revenue and earnings will be largely associated with the customer demand for the credit products provided by the Company, which primarily take the form of pawn loans and short-term consumer loans. Other elements expected to affect the growth in revenue include the potential impact of the regulatory governance of loan products, the continued growth and development of the Mexican pawn operations and the development and expansion of the Company’s online distribution channel. Management believes that demand for its credit products will continue to expand during 2011. First quarter 2011 results could be influenced by the timing of Federal income tax refunds to the Company’s customers. At this point management assumes that refunds will differ from fiscal 2010, when tax refunds were higher from Federal stimulus programs. Based on the preceding factors management believes that the first quarter of 2011 could produce less earnings growth but that the second quarter would then be positioned with higher levels of earning assets to compensate for this event. In addition, the Company will begin 2011 without certain consumer loan markets and the MLOC program which both added incremental profitability in the first quarter of 2010. Therefore, management estimates that the first quarter of fiscal 2011 will be between $1.05 and $1.10 in earnings per share compared to $1.01 in the first quarter of 2010. At this time management confirms its previously reported expectations for its fiscal year 2011 earnings per share to a range of between $4.11 to $4.22 which compares to actual full year 2010 earnings per share of $3.67.

About the Company

As of December 31, 2010, Cash America International, Inc. had 1,081 total locations offering specialty financial services to consumers, which include 779 lending locations (including nine unconsolidated franchised locations) operating in 28 states in the United States under the names “Cash America Pawn,” “SuperPawn,” “Maxit,” “Pawn X-Change,” “Cash America Payday Advance,” and “Cashland,” and 180 pawn lending locations, of which the Company is a majority owner, operating in 21 jurisdictions in central and southern Mexico under the name “Prenda Fácil.” The Company also operated 116 unconsolidated franchised and six Company-owned check cashing centers operating in 17 states in the United States under the name “Mr. Payroll” as of December 31, 2010. Additionally, as of December 31, 2010, the Company offered short-term loans over the Internet to customers in 33 states in the United States at http://www.cashnetusa.com, in the United Kingdom at http://www.quickquid.co.uk, in Australia at http://www.dollarsdirect.com.au, and in Canada at http://www.dollarsdirect.ca.

For additional information regarding the Company and the services it provides, visit the Company’s websites located at:

http://www.cashamerica.com	http://www.quickquid.co.uk
http://www.enovafinancial.com	http://www.dollarsdirect.com.au
http://www.cashnetusa.com	http://www.dollarsdirect.ca
http://www.cashlandloans.com	http://www.goldpromise.com
http://www.primaryinnovations.net	http://www.mrpayroll.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements about the business, financial condition and prospects of Cash America International, Inc. and its subsidiaries (the “Company”). The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including, without limitation, changes in pawn, consumer loan, tax and other domestic and foreign laws and governmental rules and regulations applicable to the Company's business, changes in demand for the Company's services, the continued acceptance of the online distribution channel by the Company’s online loan customers, the actions of third parties who provide, acquire or offer products and services to, from or for the Company, fluctuations in the price of gold, changes in competition, the ability of the Company to open new locations in accordance with its plans, changes in economic conditions, real estate market fluctuations, interest rate fluctuations, changes in foreign currency exchange rates, changes in the capital markets, the ability to successfully integrate newly acquired businesses into the Company’s operations, the loss of services of any of the Company’s executive officers, the effect of any current or future litigation proceedings on the Company, acts of God, war or terrorism, pandemics and other events, the effect of any of such changes on the Company’s business or the markets in which it operates and other risks and uncertainties indicated in the Company's filings with the Securities and Exchange Commission. These risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this release.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
HIGHLIGHTS OF CONSOLIDATED RESULTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009

Consolidated Operations:
Total revenue	$368,831	$323,697	$1,293,339	$1,120,390
Net revenue	264,233	228,998	954,583	796,113
Total operating expenses	203,043	170,454	747,451	620,461

Income from operations	$61,190	$58,544	$207,132	$175,652

Income before income taxes	54,925	53,192	184,513	154,716

Net Income	$34,801	$34,144	$115,244	$97,936

Net (income) loss attributable to the noncontrolling interest	(96)	(461)	$294	$(1,258)

Net Income Attributable to Cash America International, Inc.	$34,705	$33,683	$115,538	$96,678

Earnings per share:

Net Income attributable to Cash America International, Inc. common shareholders:

Basic	$1.17	$1.14	$3.90	$3.26
Diluted	$1.10	$1.09	$3.67	$3.17

Weighted average shares:
Basic	29,759	29,475	29,640	29,639
Diluted	31,655	31,013	31,521	30,503

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(Unaudited)

	December 31,
	2010	2009

Assets
Current assets:
Cash and cash equivalents	$38,324	$46,004
Pawn loans	218,408	188,312
Consumer loans, net	139,377	108,789
Merchandise held for disposition, net	124,399	113,824
Pawn loan fees and service charges receivable	41,216	36,544
Prepaid expenses and other assets	31,717	32,129
Deferred tax assets	28,016	21,536
Total current assets	621,457	547,138
Property and equipment, net	222,320	193,737
Goodwill	543,324	493,492
Intangible assets, net	31,188	27,793
Other assets	8,124	7,495
Total assets	$1,426,413	$1,269,655

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$89,126	$87,368
Accrued supplemental acquisition payment	-	2,291
Customer deposits	9,146	8,837
Income taxes currently payable	888	8,699
Current portion of long-term debt	24,433	25,493
Total current liabilities	123,593	132,688
Deferred tax liabilities	56,792	42,590
Noncurrent income tax payable	2,408	2,009
Other liabilities	8,618	5,479
Long-term debt	432,271	403,690
Total liabilities	$623,682	$586,456

Equity:
Cash America International, Inc. equity:
Common stock, $0.10 par value per share, 80,000,000 shares authorized, 30,235,164 shares issued	3,024	3,024
Additional paid-in capital	165,658	166,761
Retained earnings	644,208	532,805
Accumulated other comprehensive income	4,797	1,181
Treasury shares, at cost (685,315 shares and 933,082 shares at December 31, 2010 and 2009, respectively)	(21,283)	(26,836)
Total Cash America International, Inc. shareholders' equity	796,404	676,935
Noncontrolling interest	6,327	6,264
Total equity	802,731	683,199
Total liabilities and equity	$1,426,413	$1,269,655

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (in thousands, except per share data) (Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009

Revenue
Pawn loan fees and service charges	$71,558	$64,019	$253,314	$231,178
Proceeds from disposition of merchandise	162,147	148,017	534,878	502,736
Consumer loan fees	131,773	108,737	490,952	371,856
Other	3,353	2,924	14,195	14,620
Total Revenue	368,831	323,697	1,293,339	1,120,390
Cost of Revenue
Disposed merchandise	104,598	94,699	338,756	324,277
Net Revenue	264,233	228,998	954,583	796,113
Expenses
Operations	115,355	98,843	419,616	360,127
Consumer loan loss provision	52,431	39,174	182,394	130,816
Administration	22,685	21,801	101,518	87,929
Depreciation and amortization	12,572	10,636	43,923	41,589
Total Expenses	203,043	170,454	747,451	620,461
Income from Operations	61,190	58,544	207,132	175,652
Interest expense	(5,835)	(5,216)	(22,345)	(20,807)
Interest income	8	3	325	29
Foreign currency transaction loss	(363)	(139)	(463)	(158)
Equity in loss of unconsolidated subsidiary	(75)	-	(136)	-
Income before Income Taxes	54,925	53,192	184,513	154,716
Provision for income taxes	20,124	19,048	69,269	56,780
Net Income	34,801	34,144	115,244	97,936
Less: Net (income) loss attributable to the noncontrolling interest	(96)	(461)	294	(1,258)
Net Income Attributable to Cash America International, Inc.	$34,705	$33,683	$115,538	$96,678
Earnings Per Share:
Net Income attributable to Cash America International, Inc. common shareholders:
Basic	$1.17	$1.14	$3.90	$3.26
Diluted	$1.10	$1.09	$3.67	$3.17
Weighted average common shares outstanding:
Basic	29,759	29,475	29,640	29,639
Diluted	31,655	31,013	31,521	30,503
Dividends declared per common share	$0.035	$0.035	$0.140	$0.140

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES PAWN LENDING ACTIVITIES – FINANCIAL AND OPERATING DATA (in thousands, except where otherwise noted)

The following table outlines certain data related to the Company’s pawn loan activities as of and for the three months and years ended December 31, 2010 and 2009.

	As of December 31,
	2010				2009
	Domestic	Foreign		Total	Domestic	Foreign		Total
Ending pawn loan balances	$197,301	$21,107		$218,408	$164,327	$23,985		$188,312
Ending merchandise balance, net	$124,399	$-	(a)	$124,399	$113,824	$-	(a)	$113,824

	Three Months Ended December 31,
	2010				2009
	Domestic	Foreign		Total	Domestic	Foreign		Total
Pawn loan fees and service charges	$62,755	$8,803		$71,558	$54,607	$9,412		$64,019
Average pawn loan balance outstanding	$190,642	$21,246		$211,888	$165,030	$24,187		$189,217
Amount of pawn loans written and renewed	$197,874	$23,348		$221,222	$161,363	$33,794		$195,157
Annualized yield on pawn loans	130.6%	164.4%		134.0%	131.3%	154.4%		134.2%
Gross profit margin on disposition of merchandise	35.5%	-	(a)	35.5%	36.0%	-	(a)	36.0%
Merchandise turnover	3.2	-	(a)	3.2	3.2	-	(a)	3.2

	Year Ended December 31,
	2010				2009
	Domestic	Foreign		Total	Domestic	Foreign		Total
Pawn loan fees and service charges	$221,335	$31,979		$253,314	$200,904	$30,274		$231,178
Average pawn loan balance outstanding	$166,163	$22,111		$188,274	$152,800	$20,250		$173,050
Amount of pawn loans written and renewed	$689,476	$89,746		$779,222	$629,196	$106,569		$735,765
Annualized yield on pawn loans	133.2%	144.6%		134.5%	131.5%	149.6%		133.6%
Gross profit margin on disposition of merchandise	36.7%	-	(a)	36.7%	35.5%	-	(a)	35.5%
Merchandise turnover	3.0	-	(a)	3.0	2.9	-	(a)	2.9

(a)	With respect to the Company’s foreign pawn lending activities, collateral underlying unredeemed pawn loans is not owned by the Company; therefore, proceeds from disposition are recorded as pawn loan fees and service charges in the Company’s consolidated statements of operations.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES MERCHANDISE DISPOSITION, GROSS PROFIT AND INVENTORY OPERATING DATA (in thousands)

Profit from the disposition of merchandise represents the proceeds received from the disposition of merchandise in excess of the cost of disposed merchandise.   Retail sales include the sale of jewelry and general merchandise direct to consumers through any of the Company’s retail services locations or the internet. Commercial sales include the sale of refined gold, platinum and diamonds to refiners, brokers or manufacturers.  The following table summarizes the proceeds from the disposition of merchandise and the related profit for the three months and years ended December 31, 2010 and 2009.

	Three Months Ended December 31,
	2010			2009

	Retail	Commercial	Total	Retail	Commercial	Total
Proceeds from disposition	$91,548	$70,599	$162,147	$80,625	$67,392	$148,017
Gross profit on disposition	$35,710	$21,839	$57,549	$31,408	$21,910	$53,318
Gross profit margin	39.0%	30.9%	35.5%	39.0%	32.5%	36.0%
Percentage of total gross profit	62.1%	37.9%	100.0%	58.9%	41.1%	100.0%
	Year Ended December 31,
	2010			2009

	Retail	Commercial	Total	Retail	Commercial	Total
Proceeds from disposition	$306,300	$228,578	$534,878	$283,208	$219,528	$502,736
Gross profit on disposition	$121,819	$74,303	$196,122	$112,417	$66,042	$178,459
Gross profit margin	39.8%	32.5%	36.7%	39.7%	30.1%	35.5%
Percentage of total gross profit	62.1%	37.9%	100.0%	63.0%	37.0%	100.0%
The table below summarizes the age of merchandise held for disposition before valuation allowance of $0.7 million at December 31, 2010 and 2009 (dollars in thousands).

	Balance at December 31,
	2010		2009
	Amount	%	Amount	%

Merchandise held for one year or less –
Jewelry	$79,566	63.6	$70,834	61.9
Other merchandise	39,809	31.8	35,328	30.8

Total merchandise held for one year or less	119,375	95.4	106,162	92.7
Merchandise held for more than one year –
Jewelry	2,685	2.2	4,938	4.3
Other merchandise	3,039	2.4	3,424	3.0

Total merchandise held for more than one year	5,724	4.6	8,362	7.3

Total merchandise held for disposition	$125,099	100.0	$114,524	100.0

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES CONSUMER LOAN FINANCIAL AND OPERATING DATA (in thousands, except where otherwise noted)

The following table sets forth consumer loan fees by channel and segment, adjusted for the deduction of the loan loss provision for the three months and years ended December 31, 2010 and 2009 (dollars in thousands):

	Three Months Ended December 31,
	2010					2009
	Retail Services Segment	Internet Lending	MLOC	Total E-Commerce Segment	Total Company	Retail Services Segment	Internet Lending	MLOC	Total E-Commerce Segment	Total Company
Consumer Loan Fees	$30,397	$99,302	$2,074	$101,376	$131,773	$32,336	$70,907	$5,494	$76,401	$108,737
Loan Loss Provision	4,466	45,368	2,597	47,965	52,431	6,010	31,389	1,775	33,164	39,174
Loss Adjusted Consumer Loan Fees	$25,931	$53,934	$(523)	$53,411	$79,342	$26,326	$39,518	$3,719	$43,237	$69,563
Year over year change - $	$(395)	$14,416	$(4,242)	$10,174	$9,779	$3,150	$11,277	$3,049	$14,326	$17,476
Year over year change - %	(1.5)%	36.5%	(114.1)%	23.5%	14.1%	13.6%	39.9%	455.1%	49.6%	33.6%
Loan loss provision as % of consumer loan fees	14.7%	45.7%	125.2%	47.3%	39.8%	18.6%	44.3%	32.3%	43.4%	36.0%

	Year Ended December 31,
	2010					2009
	Retail Services Segment	Internet Lending	MLOC	Total E-Commerce Segment	Total Company	Retail Services Segment	Internet Lending	MLOC	Total E-Commerce Segment	Total Company
Consumer Loan Fees	$113,973	$349,336	$27,643	$376,979	$490,952	$117,997	$241,268	$12,591	$253,859	$371,856
Loan Loss Provision	17,437	151,716	13,241	164,957	182,394	21,642	104,454	4,720	109,174	130,816
Loss Adjusted Consumer Loan Fees	$96,536	$197,620	$14,402	$212,022	$308,558	$96,355	$136,814	$7,871	$144,685	$241,040
Year over year change - $	$181	$60,806	$6,531	$67,337	$67,518	$(11,226)	$21,684	$6,702	$28,386	$17,160
Year over year change - %	0.2%	44.4%	83.0%	46.5%	28.0%	(10.4)%	18.8%	573.3%	24.4%	7.7%
Loan loss provision as % of consumer loan fees	15.3%	43.4%	47.9%	43.8%	37.2%	18.3%	43.3%	37.5%	43.0%	35.2%

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES CONSUMER LOAN FINANCIAL AND OPERATING DATA (in thousands, except where otherwise noted)

  In addition to reporting financial results in accordance with generally accepted accounting principles (“GAAP”) in the United States, the Company has provided combined consumer loans and combined consumer loans written, which are non-GAAP measures.  Combined consumer loans and combined consumer loans written include (i) consumer loans written by the Company, which are GAAP measures, (ii) consumer loans written by third-party lenders through the CSO program, which are non-GAAP measures and (iii) the Company's participation interests in consumer loans written by a third-party lender’s micro line of credit (“ MLOC”) product, which are GAAP measures.

 Management believes these measures are useful in evaluating the consumer loan portfolio on an aggregate basis, including its evaluation of the loss provision for the Company-owned portfolio and third-party lender-owned portfolios that the Company guarantees.  The following table summarizes selected data related to the Company’s consumer loan activities as of December 31, 2010 and 2009 and for the three months and years ended December 31, 2010 and 2009.

	As of December 31,
	2010			2009
	Company Owned(a)	Guaranteed by the Company(b)	Combined(b)	Company Owned(a)	Guaranteed by the Company(b)	Combined(b)
Ending consumer loan balances:
Retail Services	$51,953	$9,819	$61,772	$51,986	$11,688	$63,674
Internet Lending	124,867	38,949	163,816	72,600	38,174	110,774
MLOC	1,510	-	1,510	11,553	-	11,553
Total ending loan balance, gross	$178,330	$48,768	$227,098	$136,139	$49,862	$186,001
Less: Allowance for losses	(38,953)	(2,838)	(41,791)	(27,350)	(2,944)	(30,294)
Total ending loan balance, net	$139,377	$45,930	$185,307	$108,789	$46,918	$155,707

	Three Months Ended December 31,
	2010			2009
	Company Owned(a)	Guaranteed by the Company(b)	Total(b)	Company Owned(a)	Guaranteed by the Company(b)	Total(b)
Amount of consumer loans written:
Retail Services	$192,135	$51,067	$243,202	$202,127	$60,351	$262,478
Internet Lending	273,189	193,223	466,412	186,783	195,940	382,723
MLOC	14,636	-	14,636	57,947	-	57,947
Total consumer loans written	$479,960	$244,290	$724,250	$446,857	$256,291	$703,148

Average amount per consumer loan:
Retail Services	$445	$567	$466	$436	$565	$460
Internet Lending	434	673	509	405	686	513
MLOC	198	-	198	170	-	170
Combined	$423	$648	$479	$353	$653	$424

(a) GAAP measure.
(b) Non-GAAP measure.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES CONSUMER LOAN FINANCIAL AND OPERATING DATA (in thousands, except where otherwise noted)

	Year Ended December 31,
	2010			2009
	Company Owned(a)	Guaranteed by the Company(b)	Combined(b)	Company Owned(a)	Guaranteed by the Company(b)	Combined(b)
Amount of consumer loans written:
Retail Services	$703,161	$199,155	$902,316	$706,066	$220,650	$926,716
Internet Lending	911,002	806,749	1,717,751	696,821	581,740	1,278,561
MLOC	289,009	-	289,009	126,457	-	126,457
Total consumer loans written	$1,903,172	$1,005,904	$2,909,076	$1,529,344	$802,390	$2,331,734

Average amount per consumer loan:
Retail Services	$438	$574	$462	$431	$560	$456
Internet Lending	418	679	510	403	704	500
MLOC	197	-	197	157	-	157
Combined	$363	$655	$429	$366	$658	$432
(a)			GAAP measure.
(b)			Non-GAAP measure.
		Three Months Ended		Year Ended
		December 31,		December 31,
		2010	2009	2010	2009

Allowance for losses for Company-owned consumer loans:

Balance at beginning of period		$45,586	$24,688	$27,350	$21,495
Consumer loan loss provision		52,383	39,046	182,500	130,007
Charge-offs		(65,843)	(42,405)	(197,611)	(144,295)
Recoveries		6,827	6,021	26,714	20,143
Balance at end of period		$38,953	$27,350	$38,953	$27,350

Accrual for third-party lender-owned consumer loans:

Balance at beginning of period		$2,790	$2,816	$2,944	$2,135
Increase (decrease) in loss provision		48	128	(106)	809

Balance at end of period		$2,838	$2,944	$2,838	$2,944
Consumer loan loss provision as a % of combined consumer loans written (a)		7.2%	5.6%	6.3%	5.6%
Charge-offs (net of recoveries) as a % of combined consumer loans written (a)		8.1%	5.2%	5.9%	5.3%
Combined consumer loan loss provision as a % of consumer loan fees (a)		39.8%	36.0%	37.2%	35.2%

(a) Non-GAAP measure.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES INCOME FROM OPERATIONS BY OPERATING SEGMENT (in thousands)

  The following tables set forth income from operations for the Company’s operating segments, which are retail services and e-commerce, as of and for the three months and years ended December 31, 2010 and 2009.

	Retail Services(a)			E-Commerce(b)
	Domestic	Foreign	Total	Domestic	Foreign	Total	Consolidated

Three Months Ended December 31, 2010
Revenue
Pawn loan fees and service charges	$62,755	$8,803	$71,558	$-	$-	$-	$71,558
Proceeds from disposition of merchandise	162,147	-	162,147	-	-	-	162,147
Consumer loan fees	30,397	-	30,397	67,402	33,974	101,376	131,773
Other	2,647	162	2,809	465	79	544	3,353
Total revenue	257,946	8,965	266,911	67,867	34,053	101,920	368,831
Cost of revenue – disposed merchandise	104,598	-	104,598	-	-	-	104,598
Net revenue	153,348	8,965	162,313	67,867	34,053	101,920	264,233
Expenses
Operations	81,829	4,709	86,538	18,421	10,396	28,817	115,355
Consumer loan loss provision	4,466	-	4,466	30,934	17,031	47,965	52,431
Administration	9,437	1,795	11,232	8,144	3,309	11,453	22,685
Depreciation and amortization	8,301	1,847	10,148	2,348	76	2,424	12,572
Total expenses	104,033	8,351	112,384	59,847	30,812	90,659	203,043
Income from operations	$49,315	$614	$49,929	$8,020	$3,241	$11,261	$61,190
As of December 31, 2010
Total assets	$928,923	$123,044	$1,051,967	$312,642	$61,804	$374,446	$1,426,413
Goodwill			$333,042			$210,282	$543,324

	Retail Services(a)			E-Commerce(b)
	Domestic	Foreign	Total	Domestic	Foreign	Total	Consolidated

Three Months Ended December 31, 2009
Revenue
Pawn loan fees and service charges	$54,607	$9,412	$64,019	$-	$-	$-	$64,019
Proceeds from disposition of merchandise	148,017	-	148,017	-	-	-	148,017
Consumer loan fees	32,336	-	32,336	60,909	15,492	76,401	108,737
Other	2,622	80	2,702	222	-	222	2,924
Total revenue	237,582	9,492	247,074	61,131	15,492	76,623	323,697
Cost of revenue – disposed merchandise	94,699	-	94,699	-	-	-	94,699
Net revenue	142,883	9,492	152,375	61,131	15,492	76,623	228,998
Expenses
Operations	74,111	3,975	78,086	15,961	4,796	20,757	98,843
Consumer loan loss provision	6,010	-	6,010	25,748	7,416	33,164	39,174
Administration	10,382	1,945	12,327	8,329	1,145	9,474	21,801
Depreciation and amortization	7,701	1,134	8,835	1,781	20	1,801	10,636
Total expenses	98,204	7,054	105,258	51,819	13,377	65,196	170,454
Income from operations	$44,679	$2,438	$47,117	$9,312	$2,115	$11,427	$58,544
As of December 31, 2009
Total assets	$815,518	$118,478	$933,996	$307,336	$28,323	$335,659	$1,269,655
Goodwill			$296,409			$197,083	$493,492

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES INCOME FROM OPERATIONS BY OPERATING SEGMENT (in thousands)

	Retail Services(a)			E-Commerce(b)
	Domestic	Foreign	Total	Domestic	Foreign	Total	Consolidated

Year Ended December 31, 2010
Revenue
Pawn loan fees and service charges	$221,335	$31,979	$253,314	$-	$-	$-	$253,314
Proceeds from disposition of merchandise	534,878	-	534,878	-	-	-	534,878
Consumer loan fees	113,973	-	113,973	275,036	101,943	376,979	490,952
Other	12,554	303	12,857	1,259	79	1,338	14,195
Total revenue	882,740	32,282	915,022	276,295	102,022	378,317	1,293,339
Cost of revenue – disposed merchandise	338,756	-	338,756	-	-	-	338,756
Net revenue	543,984	32,282	576,266	276,295	102,022	378,317	954,583
Expenses
Operations	301,399	17,195	318,594	68,541	32,481	101,022	419,616
Consumer loan loss provision	17,437	-	17,437	116,246	48,711	164,957	182,394
Administration	44,008	8,100	52,108	37,077	12,333	49,410	101,518
Depreciation and amortization	29,839	5,525	35,364	8,283	276	8,559	43,923
Total expenses	392,683	30,820	423,503	230,147	93,801	323,948	747,451
Income from operations	$151,301	$1,462	$152,763	$46,148	$8,221	$54,369	$207,132
As of December 31, 2010
Total assets	$928,923	$123,044	$1,051,967	$312,642	$61,804	$374,446	$1,426,413
Goodwill			$333,042			$210,282	$543,324

	Retail Services(a)			E-Commerce(b)
	Domestic	Foreign	Total	Domestic	Foreign	Total	Consolidated

Year Ended December 31, 2009
Revenue
Pawn loan fees and service charges	$200,904	$30,274	$231,178	$-	$-	$-	$231,178
Proceeds from disposition of merchandise	502,736	-	502,736	-	-	-	502,736
Consumer loan fees	117,997	-	117,997	213,361	40,498	253,859	371,856
Other	13,093	409	13,502	1,118	-	1,118	14,620
Total revenue	834,730	30,683	865,413	214,479	40,498	254,977	1,120,390
Cost of revenue – disposed merchandise	324,277	-	324,277	-	-	-	324,277
Net revenue	510,453	30,683	541,136	214,479	40,498	254,977	796,113
Expenses
Operations	283,903	12,644	296,547	49,410	14,170	63,580	360,127
Consumer loan loss provision	21,642	-	21,642	89,577	19,597	109,174	130,816
Administration	45,847	6,878	52,725	31,386	3,818	35,204	87,929
Depreciation and amortization	30,461	3,831	34,292	7,250	47	7,297	41,589
Total expenses	381,853	23,353	405,206	177,623	37,632	215,255	620,461
Income from operations	$128,600	$7,330	$135,930	$36,856	$2,866	$39,722	$175,652
As of December 31, 2009
Total assets	$815,518	$118,478	$933,996	$307,336	$28,323	$335,659	$1,269,655
Goodwill			$296,409			$197,083	$493,492

(a) The retail services segment is composed of the Company’s domestic and foreign storefront operations.
(b) The e-commerce segment is composed of the Company’s online channel, which has domestic and foreign operations, and the Company’s MLOC services channel.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES ADJUSTED EARNINGS PER SHARE

Adjusted Earnings Per Share

         In addition to reporting financial results in accordance with GAAP, the Company has provided adjusted earnings and adjusted earnings per share, which are non-GAAP measures.  Management believes these measures are useful to help investors better understand the Company’s financial performance, competitive position and prospects for the future.  These non-GAAP measures are used by management in evaluating the Company’s results of operations.   The following table provides reconciliation between net income attributable to the Company and diluted earnings per share calculated in accordance with GAAP to adjusted earnings and adjusted earnings per share, respectively (dollars in thousands except per share data):

	Three Months Ended December 31,				Year Ended December 31,
	2010		2009		2010		2009

As reported net income(a)	$34,705	$1.10	$33,683	$1.09	$115,538	$3.67	$96,678	$3.17

Adjustments:
Intangible asset amortization, net of tax	933	0.03	850	0.03	2,993	0.09	3,805	0.12
Non-cash equity-based compensation, net of tax	608	0.02	551	0.02	2,384	0.08	2,032	0.07
Convertible debt non-cash interest and amortization of issuance costs, net of tax	542	0.01	514	0.02	2,088	0.06	1,238	0.04
Foreign exchange loss, net of tax	230	0.01	89	-	289	0.01	100	-
Adjusted earnings	$37,018	$1.17	$35,687	$1.16	$123,292	$3.91	$103,853	$3.40

(a) Includes certain expenses related to the interruption of the MLOC loan product and the closure of retail services locations in Mexico incurred by the Company during the three months and year ended December 31, 2010. The table below provides a reconciliation of as reported net income attributable to the Company (in the table above) by line item as reported in the consolidated statements of income, to Non-GAAP net earnings of the Company.

	Three Months Ended				Year Ended
	December 31, 2010				December 31, 2010
	MLOC	Foreign Retail Services	Total		MLOC	Foreign Retail Services	Total
As reported net income			$34,705				$115,538

Operating expenses	$250	$300	550		$250	$422	672
Consumer loan loss provision	2,100	-	2,100		2,100	-	2,100
Depreciation expense	-	503	503		-	503	503
Income tax provision	(860)	(294)	(1,154)		(881)	(347)	(1,228)
Total adjustments	$1,490	$509	$1,999		$1,469	$578	$2,047
Non-GAAP net earnings of the Company			$36,704				$117,585

Earnings per share, as reported			$1.10				$3.67
Non-GAAP Adjustments	$0.05	$0.02	$0.07		$0.05	$0.02	$0.07
Non-GAAP earnings per share of the Company			$1.17				$3.74

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES LOCATION INFORMATION
Retail Services Segment

  The following table sets forth the number of domestic and foreign locations in the Company’s retail services segment offering pawn lending, consumer lending, and other services as of December 31, 2010 and 2009.

	As of December 31,
	2010			2009
	Domestic(a)(b)	Foreign(c)(d)	Total	Domestic(a)	Foreign(c)	Total
Retail services locations offering:
Both pawn and consumer lending (e)	567	-	567	584	-	584
Pawn lending only	124	180	304	66	176	242
Consumer lending only	88	-	88	96	-	96
Other (f)	122	-	122	126	-	126
Total retail services	901	180	1,081	872	176	1,048
(a)	Except as noted in footnote (f) below, includes locations that operate under the names “Cash America Pawn,” “SuperPawn,” “Cash America Payday Advance,” “Cashland,” “Maxit” and “Pawn X-Change.”
(b)	Except as noted in footnote (f) below, includes locations that operate in 28 states in the United States.
(c)	Includes locations that operate in central and southern Mexico under the name “Prenda Fácil,” of which the Company is a majority owner.
(d)	Includes locations that operate in 21 jurisdictions in Mexico.
(e)	As of December 31, 2010 and 2009, includes 425 and 434 locations, respectively, that primarily engage in pawn lending activities (of which nine are unconsolidated franchised pawn lending locations) and 142 and 150 locations, respectively, that primarily engage in consumer loan activities.
(f)	Includes check cashing locations operating in the United States under the name “Mr. Payroll.” As of December 31, 2010, includes six consolidated Company-owned check cashing locations operating in one state and 116 unconsolidated franchised locations operating in 17 states.

E-Commerce Segment

As of December 31, 2010, the Company’s e-commerce operating segment offered consumer loans over the internet to customers in:

  33 states in the United States at http://www.cashnetusa.com, in the United Kingdom at http://www.quickquid.co.uk,
  in Australia at http://www.dollarsdirect.com.au,
  in Canada at http://www.dollarsdirect.ca, and
  MLOC - The e-commerce segment also includes the Company’s MLOC services channel, which processed MLOC advances on behalf of a third-party lender during 2010 and had a participation interest in MLOC receivables that were outstanding in all 50 states and two other U.S. jurisdictions during the year ended December 31, 2010. The MLOC services channel has most recently generated its earnings through loan processing services the Company provided for MetaBank related to the iAdvance MLOC product the bank made available on certain stored-value debit cards the bank issues, as well as from fees generated from participation interests the Company acquired in the receivables originated by the bank in connection with the iAdvance program. MetaBank has announced that it discontinued offering its iAdvance program as of October 13, 2010.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES OTHER FINANCIAL DATA

 Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is a non-GAAP measure that is commonly used by investors to assess a company's leverage capacity, liquidity and financial performance. The following table provides a reconciliation of net income attributable to the Company calculated in accordance with GAAP to EBITDA (dollars in thousands):

	Year Ended
	December 31,
	2010	2009
Net Income attributable to Cash America International Inc.	$115,538	$96,678

Adjustments:
Provision for income taxes	69,269	56,780
Depreciation expenses	39,134	35,578
Amortization expenses	4,789	6,011
Interest expense, net	22,020	20,778
Earnings from continuing operations before interest, taxes, depreciation and amortization	$250,750	$215,825

EBITDA margin calculated as follows:

Net revenue	$954,583	$796,113

Earnings from continuing operations before interest, taxes, depreciation and amortization	250,750	215,825

EBITDA as a percentage of net revenue	26.3%	27.1%

Non-GAAP Disclosure

In addition to the financial information prepared in conformity with GAAP, the Company provides historical non-GAAP financial information. Management uses the non-GAAP financial measures for internal managerial purposes and believes that presentation of non-GAAP financial information is meaningful and useful in understanding the activities and business metrics of the Company’s operations. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s business that, when viewed with the Company’s GAAP results, provide a more complete understanding of factors and trends affecting the Company’s business.

Management provides non-GAAP financial information for informational purposes and to enhance understanding of the Company’s GAAP consolidated financial statements. Readers should consider the information in addition to, but not instead of, the Company’s financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

CONTACT:
Cash America International, Inc.
Thomas A. Bessant, Jr., 817-335-1100